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                 [LETTERHEAD OF ANDREWS & KURTH APPEARS HERE]


                                                                     EXHIBIT 5.1

                                 May 15, 1997



Capstead Mortgage Corporation
2711 N. Haskell
Suite 900
Dallas, Texas 75204

          Re:  Capstead Mortgage Corporation
               Registration Statement on Form S-8
               1997 Flexible Long Term Incentive Plan

Ladies and Gentlemen:

     We have acted as counsel for Capstead Mortgage Corporation, a Maryland corporation (the "Company"), in connection with a Registration Statement on Form S-8 filed by the Company under the Securities Act of 1933 (the "Registration Statement"), which registers certain shares of the Company's common stock, par value $.01 per share (the "Common Stock"), to be issued pursuant to the Company's 1997 Flexible Long Term Incentive Plan (the "Plan"). In that capacity, we have reviewed the charter and by-laws of the Company, the Registration Statement, the corporate action taken by the Company that creates the Plan and provides for the issuance of up to 2,000,000 shares of Common Stock pursuant thereto, a Certificate of the Senior Vice President-Control and Treasurer of the Company dated the date hereof as to certain factual matters and such other materials and matters as we have deemed necessary to the issuance of this opinion.

     In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and all public records reviewed are accurate and complete. As to factual matters, we have
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Capstead Mortgage Corporation
May 15, 1997
Page 2


relied on the Certificate of the Senior Vice President-Control and Treasurer of the Company and have not independently verified the matters stated therein.

     Based upon the foregoing, and subject to the assumptions and qualifications set forth above, we are of the opinion that upon issuance upon issuance and delivery thereof as contemplated in the Registration Statement and in accordance with the Plan, such Shares will have been validly issued, fully paid, and non-assessable.

     To the extent that the opinion set forth herein is governed by the laws of the State of Maryland, we have relied solely on, and our opinion is subject to the limitations and assumptions set forth in, the opinion of Piper & Marbury L.L.P., dated May 15, 1997 and addressed to the Company and upon which we are authorized to rely. We have made no independent examination of the laws of the State of Maryland.

     This opinion is solely for the benefit of the addressee hereof, and, without our prior written consent, may not be quoted in whole or in part or otherwise referred to in any legal opinion, document, or other report, and may not be furnished to any person or entity. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm and to our opinion in the Registration Statement and Prospectus which is a part thereof. This opinion is delivered as of the date hereof and we disclaim any responsibility to update this opinion at any time following the date hereof.

                                    Very truly yours,

                                    ANDREWS & KURTH L.L.P.



                                    By:  /s/ DAVID BARBOUR
                                       -----------------------------------------
                                         David Barbour, Partner